UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.__)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

E-Z-EM, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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The filing consists of a memorandum sent by Anthony A. Lombardo, President and Chief Executive Officer of
E-Z-EM, Inc. (the "Company"), Carlo Medici, President and Chief Executive Officer of each of Bracco Diagnostics, Inc. ("Bracco") and Eagle Acquisition Sub, Inc. ("Acquisition Sub"), and Fulvio Renoldi Bracco, Chief Executive Officer of ACIST Medical Systems, Inc. ("Acist"), to the employees of Bracco, Acist and the Company on January 9, 2008 relating to the Agreement and Plan of Merger, dated as of October 30, 2007, by and among Bracco, Acquisition Sub, the Company and Bracco Imaging S.p.A. (for the limited purposes specified therein).

To:	All BDI, Acist and E-Z-EM Employees
From:	Carlo Medici, Fulvio Renoldi Bracco and Tony Lombardo
Date:	January 9, 2008
Subject:	Update on Bracco and E-Z-EM Merger

We would like to take this opportunity to provide you with an update on the status of the merger, As we enter a new year, we look forward to closing the transaction and realizing the potential of our combined organizations – the more we get to know one another, the more excited we become about what we can do together. As was stated at one of our planning meetings, we can now “Visualize a New Beginning” which is a very energizing way to begin 2008.

As of the date of this memo, we have completed all of the initial filings and notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Exxon-Florio provision of the Defense Protection Act of 1950, and the German competition regulations, although neither EZEM nor Bracco has yet obtained any of such antitrust or other regulatory approvals required to complete the merger. As you know, the merger is subject to EZEM stockholder approval and we are presently drafting the preliminary proxy statement and expect to file it with the Securities and Exchange Commission before the end of the month. If all goes well, we still anticipate a projected closing date by the end of the first quarter of this year. Until the transaction is completed, however, we must all continue to act in strict compliance with various laws and regulations which generally require Bracco and E-Z-EM to remain separate and independent from each other until the transaction is formally completed. We appreciate your continued adherence to guidelines previously distributed.

Even as we wait for approvals, we have begun planning with our colleagues across all three organizations on post-acquisition integration tasks. As was shared with you in previous communications, an Executive Steering Committee has been formed that includes the three of us, Dr. Rettani, Kim Klinger, and Peter Graham. Denise Odenkirk, Ed Miller and Chris Purdy are managing the Program Management Office with the involvement of Marco Lupi. In addition, a number of working teams have been launched to begin planning for integration across Commercial Operations (contrast and devices, including XUS), Operations and Finance & IS. HR, Legal, R&D, Medical, QA and Regulatory are also very much involved in planning discussions.

While we are still very early in the planning phase, we can share with you some insights and decisions that have been made to date:

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First, an insight: To accelerate the planning process, interviews were conducted with more than forty leaders across all three companies. The results highlighted a number of issues and challenges that have been shared fully with the Steering Committee and factored into the work of the planning teams. At the same time, the interviews revealed that while we are still getting to know one another there are a number of very strong cultural values that are held by all:

This is very positive news: Having this shared foundation will enable us to work closely together to leverage our respective strengths, and to accelerate integration.

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To fully leverage the breadth of our imaging product portfolio, we are developing sales and distribution programs which will enable Bracco Diagnostics and Acist to jointly sell E-Z-Chem, Protocol (Virtual Colonoscopy) and the MRI/CT Injectors across customer segments. This will improve our positioning with competitors that have already aligned contrast / device business platforms.

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A small cross-company team will soon be convened to focus on the overall product roadmap - a strategic "think tank" that will formulate a plan for how best to take our overall product portfolio into solutions, building on the unique talent and know-how that will now exist in Bracco.

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Due to limited business process over-lap with Bracco’s existing businesses, the Canadian Manufacturing, Gastrointestinal Sales and RSDL business segments will continue to operate business as usual post the closing of the merger. These key business areas will continue to focus on revenue growth and expansion.

We are very excited about realizing the opportunities that this merger will bring us, our customers and the patients that rely on us, and hope you share that enthusiasm. At the same time, we do recognize that a number of questions remain unanswered and there is still a fair amount of uncertainty. We feel strongly that this merger will afford many of you new opportunities to grow and develop in the new organization. While we cannot be definitive about future roles for everyone, we will work to remove ambiguity as quickly as we can. We commit to continue to providing periodic updates with the goal of keeping you informed. If you have questions at any time, do not hesitate to contact your manager or your HR professional. Thank you for your continued support – and may 2008 bring a year of positive change for us all.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, a proxy statement of E-Z-EM, Inc. and other materials will be filed with the U.S. Securities and Exchange Commission (the "SEC"). INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT E-Z-EM, INC. AND THE PROPOSED MERGER TRANSACTION. The Proxy Statement and other relevant materials, and any other documents filed by E-Z-EM, Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by E-Z-EM, Inc. by directing a written request to: E-Z-EM, Inc., 1111 Marcus Avenue, Suite LL26, Lake Success, NY 11042 Attention: Chief Legal Officer. Investors are urged to read the Proxy Statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

E-Z-EM, Inc., and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of E-Z-EM, Inc. in connection with the proposed merger. Information about those executive officers and directors of E-Z-EM, Inc. and their ownership of common stock of E-Z-EM, Inc. is set forth in E-Z-EM, Inc.'s Form 10-K for the fiscal year ended June 2, 2007 (the "E-Z-EM, Inc. 2007 10-K"), and the proxy statement for E-Z-EM, Inc.'s 2007 Annual Meeting of Stockholders, which was filed with the SEC on September 28, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interest, by securities or otherwise, will be set forth in the proxy statement and other material to be filed with the SEC in connection with the proposed transaction.

Forward Looking Statements

The statements made in this document contain certain forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions, are intended to identify such forward-looking statements. The forward-looking statements contained in this release may involve numerous risks and uncertainties, known and unknown, beyond E-Z-EM, Inc.’s control. Such risks and uncertainties may include: the ability of E-Z-EM, Inc. to develop its products; the ability of E-Z-EM, Inc. to obtain regulatory and stockholder approval of a merger with Bracco Diagnostics, Inc, satisfaction of all conditions required for successful closing of the merger transaction, unexpected costs or liabilities resulting from the merger transaction, and adverse impact on E-Z-EM, Inc.’s business, if any, resulting from uncertainty surrounding the merger transaction; future actions by the FDA or other regulatory agencies, overall economic conditions, general market conditions, price increases of raw materials and components, foreign currency exchange rate fluctuations as well as the risk factors listed from time to time in the SEC filings of E-Z-EM, Inc., including but not limited to the E-Z-EM, Inc. 2007 10-K and its Form 10-Q for the quarter ended September 1, 2007. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-looking statements, and investors are cautioned not to place undue reliance on the forward-looking statements included in this release.